Exhibit 99.2

		Purchase order:	2000010908
		PO Revision:	C2
NACCO MATERIALS HANDLING GROUP, INC.		Date:	30-JAN-2008
		Page:	1 of 1
Ship To:	Bill To:
NMHG-GREENVILLE	NACCO Materials Handling Group, Inc	Supplier Num:	527354
5200 GREENVILLE BLVD	Transaction Processing Center	Supplier
GREENVILLE NC 27834	P.O. Box 12002	Transbotics
USA	Greenville NC 27835-2002	3400 Latrobe Ave.
	USA	Charlotte, NC 28211
USA
Contact:		Tel : 704-362-1115
Dave Myles		Fax : 704-364-4039
5200 Greenville Blvd, N.E.
Greenville, NC 27834
USA
Tel : 252-931-5495 Fax : 252-758-9803		Incoterms: EXW	'/' Charlotte, NC
E-Mail : agdmyles@nmhg.com

1. ALL PACKAGES, INVOICES AND BILLS OF LADING MUST SHOW THE ABOVE PURCHASE ORDER NUMBER AND LINE ITEM NUMBER
2. PLEASE ACKNOWLEDGE TO THE ABOVE CONTACT, RECEIPT OF THIS PURCHASE ORDER AND YOUR ABILITY TO FILL THIS PURCHASE ORDER
3. TERMS AND CONDITIONS CAN BE FOUND AT http://www.nmhg.com/9supplier.asp

Purchase order text:
CHANGE EXISTING PO TO AGV SYSTEM PER MASTER SUPPLY AGREEMENT.

Line	Part Number	Rev	Desc	Qty	Vendor	UOM	Ship	Price	Extended
Item					Product No.		Date		Price
2			MILESTONE #1 10%	1		EA	17-DEC-07	189,861.00 USD/	189,861.00
3			MILESTONE #2 20%	1		EA	01-FEB-08	379,722.00 USD/	379,722.00
4			MILESTONE #3 20%	1		EA	10-MAR-08	379,722.00 USD/	379,722.00
5			MILESTONE #4 30%	1		EA	08-MAY-08	569,583.00 USD/	569,583.00
6			MILESTONE #5 20%	1		EA	26-SEP-08	379,722.00 USD/	379,722.00
			Item long text

								Total value: 1,898,610.00 USD

Signature: /s/ Dave Miles	Date: 1-30-08